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                                                       Exhibit 23
               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-44115, 33-31819, 33-23504, 33-7499,
2-89925, 33-10106, 33-38044, 33-16987, and 33-62603) of Compaq Computer
Corporation of our report dated January 23, 1996, which appears in this Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Selected Consolidated Financial Data" in this Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

Houston, Texas
March 6, 1996